Viad Corp Expands In Glacier National Park Area With Acquisition Of Hospitality Assets

Acquires West Glacier Motel & Cabins, Apgar Village Lodge and Related Visitor Amenities

PHOENIX, July 2, 2014 /PRNewswire/ -- Viad Corp (NYSE:VVI) today announced that it completed the acquisition of the West Glacier Motel & Cabins, the Apgar Village Lodge and related land, food and beverage services and retail operations. This acquisition is expected to be accretive to Viad's 2014 earnings.

Paul B. Dykstra, Viad's chairman, president and chief executive officer, said, "This transaction represents an important addition to our Glacier Park business as it expands our share of rooms in the Glacier National Park area, making us the largest provider of overnight accommodations, food and beverage services and retail operations in that market. The acquired assets are uniquely positioned at the heavily trafficked West entrance to the park and inside the park itself. We are committed to expanding our high-margin hospitality and recreational attractions portfolio."

The West Glacier Motel & Cabins is a 32-room property situated on approximately 200 acres at the West entrance of Glacier National Park, along the famed Going to the Sun Road and adjacent to the West Glacier Amtrak station. Full-service amenities include the West Glacier Restaurant, West Glacier Mercantile, West Glacier Gift Shop, West Glacier Shirt Company, a gas station and employee housing.

The Apgar Village Lodge is a 48-room property situated on a 3.8 acre private inholding inside Glacier National Park along McDonald Creek near Lake McDonald. In addition to overnight accommodations, the Apgar assets also include the Cedar Tree Gift Shop and employee housing.

Cindy Ognjanov president of Glacier Park, Inc., said, "We are honored and excited to add the West Glacier and Apgar properties to our operations in the Glacier National Park area. They complement our existing assets by adding scale and additional location options that will enhance our guests' enjoyment of this majestic area and reinforce our position as the Gateway to Glacier. This acquisition also extends the reach of our environmental stewardship programs further into the community, and it broadens our position as a hospitality employer of choice in Glacier County and in the state of Montana. We are committed to the community and to delivering top-notch guest services."

In addition to the West Glacier and Apgar assets, Glacier Park, Inc. owns and operates the St. Mary Lodge (located at the East entrance of the park, along Going to the Sun Road), Motel Lake McDonald (an inholding within Glacier National Park), Glacier Park Lodge, Grouse Mountain Lodge and the Prince of Wales Hotel, which are located in and around Glacier National Park in Montana and Waterton Lakes National Park in Alberta, Canada. These two parks are together known as the Waterton-Glacier International Peace Park and welcome over 2 million visitors each year.

About Viad
Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists and affiliates, and its Travel & Recreation Group, composed of Brewster Travel Canada, Glacier Park, Inc. and Alaska Denali Travel. For more information about Viad and its Travel & Recreation Group, visit the company's website at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contact:
Carrie J. Long
Investor Relations
(602) 207-2681
ir@viad.com

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